UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Approval of 2020 Stock Incentive Plan

As described more fully in Item 5.07 of this report, the shareholders of Clean Harbors, Inc. (the “Company”) approved at the Company’s annual meeting of shareholders held on June 3, 2020, the Company’s 2020 Stock Incentive Plan (the “2020 Plan”), and the 2020 Plan therefore became effective on that date. A copy of the 2020 Plan was attached as Appendix A to the Company’s definitive proxy statement dated April 24, 2020 for such annual meeting (the “2020 Proxy Statement”). The 2020 Plan provides for future awards (“Awards”) of up to 2,500,000 shares of the Company’s common stock (subject to certain anti-dilution adjustments) in the form of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Other Stock-Based Awards. The 2020 Plan will be administered by the Compensation Committee of the Company’s Board of Directors composed of not less than two independent directors (the “Committee”) except that, in the case of any Awards granted under the 2020 Plan to non-employee directors of the Company, such Awards will be made and administered by the full Board of Directors (and the term “Committee” as used in the 2020 Plan therefore includes the Company’s full Board of Directors for purposes of any such Awards to non-employee directors). Under the 2020 Plan, all employees, directors, and consultants of the Company or any of its subsidiaries are eligible to participate to the extent that the Committee shall in the future grant Awards to them.

At a meeting of the Company’s Board of Directors held on June 3, 2020, the Board approved grants under the 2020 Plan to each of Company’s nine independent non-employee directors, in consideration of their agreement to serve as directors of the Company, of shares of Restricted Stock having a market value of $140,000 (based on the closing price of the Company’s common stock on June 3, 2020). Such Restricted Stock will be issued upon the Company’s filing with the SEC of a Form S-8 registration statement for the shares authorized to be issued under the 2020 Plan. The Restricted Stock granted to each of its independent non-employee directors will vest, provided that such non-employee director continues to serve in such capacity, immediately prior to the Company’s next annual meeting to be held in 2021.

Except for the grants to the independent non-employee directors made by the Board of Directors on June 3, 2020 as described in the preceding paragraph, the Company cannot now determine the amount of the Awards which will be granted in the future under the 2020 Plan or would have been granted during 2020 if such Plan had then been in effect. The Company’s 2020 Proxy Statement describes all awards which were granted in the past under the Company’s previous equity incentive plan (the 2010 Stock Incentive Plan) to the Company’s principal executive officer, principal financial officer, three other executive officers which were the most highly-compensated during the Company’s fiscal year ended December 31, 2019, other current executive officers as a group, and non-employee directors. Such description is incorporated by reference into this report.

Copies of the 2020 Plan and the respective forms of Restricted Stock Award Agreement [Non-Employee Director] approved by the Board on June 3, 2020, and Restricted Stock Award Agreement [Employee] and Performance-Based Restricted Stock Award Agreement approved by the Committee on June 3, 2020, for purposes of Awards under the 2020 Plan, are filed as Exhibits 10.58, 10.58A, 10.58B and 10.58C to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on Wednesday, June 3, 2020, at which the following matters were submitted to a vote of the shareholders. Each of the matters was described in the Company’s 2020 Proxy Statement. The votes as to each such matter were as follows:

(1) Votes regarding the election of the persons named below as Class I directors for a term expiring in 2023:

	For	Withheld	Broker Non-Votes
Eugene Banucci	48,087,489	1,653,084	1,618,164
Edward G. Galante	47,484,091	2,256,482	1,618,164
Thomas J. Shields	47,001,473	2,739,100	1,618,164
John R. Welch	47,089,970	2,650,603	1,618,164
(2) Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
47,116,884	2,582,988	40,701	1,618,164
(3) Vote to approve the Company's 2020 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
47,528,530	2,203,133	8,910	1,618,164
(4) Vote to ratify the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

For	Against	Abstain	Broker Non-Votes
50,827,207	511,558	19,972	0

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits

	Description	Location
10.58	Clean Harbors, Inc. 2020 CEO Stock Incentive Plan	Incorporated by reference to Appendix A to the Company’s definitive proxy statement for its 2020 annual meeting of shareholders filed on April 24, 2020
10.58A	Form of Restricted Stock Award Agreement [Non-Employee Director]	Filed herewith.
10.58B	Form of Time-Vesting Restricted Stock Award Agreement [Employee]	Filed herewith.
10.58C	Form of Performance-Based Restricted Stock Award Agreement	Filed herewith.

SIGNATURES
        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

June 3, 2020	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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